                                                                   EXHIBIT 10.33

                          SUPPORT SERVICES AGREEMENT

THIS AGREEMENT is entered into as of this 31st day of March, 1997 by and
                                          ----        -----
between CONCENTRIC NETWORK CORPORATION, located at 10590 N. TANTAU AVENUE, CUPERTINO, CALIFORNIA 95014 (hereinafter referred to as "Customer") and MCI TELECOMMUNICATIONS CORPORATION, located at 1801 PENNSYLVANIA AVENUE, N.W., WASHINGTON, D.C. 20006 (hereinafter referred to as "MCI") and sets forth the terms and conditions under which Customer will provide MCI with certain Equipment under bailment and MCI will provide certain support services to Customer on specified MCI premises (hereinafter referred to as the "MCI Network Location(s)").

WHEREAS, MCI is desirous and capable of providing support services for certain Customer-Provided Equipment which interconnects to MCI transmission services; and

WHEREAS, Customer desires to have the Equipment supported by MCI in a designated portion of certain MCI Network Location(s), as set forth in Exhibit A of this agreement (hereinafter referred to as the "Location and Equipment Summary"), which is attached hereto and made a part hereof; and

WHEREAS, Customer and MCI (hereinafter referred to cumulatively as the "Parties" and singularly as the "Party") have agreed on the terms which shall govern the bailment and support of the Equipment as set forth in Exhibit B of this agreement (hereinafter referred to as the "Statement of Work"), which is attached hereto and made a part hereof, and as set forth in Exhibit C of this agreement (hereinafter referred to as the "Non-Recurring and Monthly Recurring Pricing Summary"), which is attached hereto and made a part hereof;

NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

A.  UNDERTAKINGS

1. Customer will provide for the inside delivery of the Equipment at the MCI Network Location(s) as specified in the Location and Equipment Summary with proper and timely notification as specified in the Statement of Work.

2. Customer will install the Equipment at the MCI Network Location(s) as specified in the Location and Equipment Summary in accordance with MCI and Industry standards and practices as specified in the Statement of Work.

3. MCI will connect the Equipment to MCI services at the MCI Network Location(s) as specified in the Location and Equipment Summary in accordance with MCI standards and practices as specified in the Statement of Work.

                               MCI Confidential

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4.  MCI will hold the Equipment in bailment for use only at the MCI Network
Location(s) as specified in the Location and Equipment Summary and only for the purposes contemplated herein.

5. During the term of the bailment, MCI shall provide space, power, testing, environment and other support services for the Equipment as set forth in the Statement of Work and MCI shall have no other responsibility for the Equipment.

6. Customer shall cooperate fully with MCI in the provision of these support services and agrees to perform those activities identified as Customer Responsibilities in the Statement of Work.

B.  TERM AND TERMINATION

1. The initial term of this Agreement shall commence on the first (1st) day of January, 1997, shall continue for a period of five (5) years, and then shall terminate on the thirty first (31st) day of December, 2002.

2. This Agreement is binding when executed by Customer and subsequently accepted by MCI and once accepted by MCI, the rates and charges provided in this Agreement will be effective from the first day of the next billing cycle following Customer's signature date (the "Effective Date").

3. As of the Effective Date, that certain Support Services Agreement, between MCI and Sattel Communications L.L.C. governing the bailment of equipment and support services at the MCI premises located at One Wilshire Building, 624 South Grand Avenue, Suite 600, Los Angeles, California 90017, which was assigned to Customer on August 7, 1996, shall be canceled without Customer incurring any liabilities other than the payment of any amounts due and owing from that certain Support Services Agreement after December 31st, 1996.

4.  Either Party may terminate this Agreement following the giving of ninety
(90) calendar days prior written notice of termination to the other Party.

5. If Customer terminates this Agreement prior to the expiration of the initial five (5) year term, Customer will pay MCI, in addition to all other charges due, [*] per MCI Network Location, which amount shall represent liquidated damages that Customer agrees are reasonable.

6. Customer shall remove its Equipment from the MCI Network Location(s) within ten (10) calendar days of the termination of this Agreement and, if Customer fails to do so, MCI may itself remove the Equipment and store the same at Customer's expense and at Customer's sole risk. Any expenditure by MCI for the removal and storage of the Equipment shall bear interest at the lesser of Fifteen percent (15%) per annum or the maximum rate permitted by law.

                               MCI Confidential

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[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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7.  The rights and duties in Article D, "Warranty and Liability" shall survive the termination of this Agreement.

C.  FINANCIAL PROVISIONS

1. Customer shall pay MCI a non-recurring fee for Site Preparation, Additional AC or DC Power Circuits and Circuit Interconnection at each of the MCI Network Location(s) as set forth in the Non-Recurring and Monthly Recurring Pricing Summary.

2. Customer shall pay MCI on a monthly recurring basis for Location Management Fee(s), an Uninterruptable Power Supply (UPS) for 115V AC Power Circuits and for MCI First-Level Maintenance Support at each of the MCI Network Location(s) as set forth in the Non-Recurring and Monthly Recurring Pricing Summary.

3. Customer shall pay MCI a one time charge of [*] per circuit when, at the Customer's request, MCI provided cabling is added, moved or changed after the initial Site Preparation work listed in the Equipment and Location Summary is completed by MCI. This charge is in addition to any other charges specified in the applicable tariff or contract from the entity from which the facility or service is obtained.

4. For equipment moves made pursuant to Customer's request, Customer shall pay [*] for each unit of Equipment this is moved to a different location within the same MCI Network Location after the initial Site Preparation work listed in the Equipment and Location Summary is completed by MCI.

5. Customer shall pay directly or reimburse MCI, as applicable, for all taxes, duties, and similar liabilities which may result from this Agreement, or any support services specified hereunder, exclusive of taxes based on MCI's net income.

6. All invoices shall be due and payable in U.S. dollars within thirty (30) calendar days upon receipt as set forth in the Non-Recurring and Monthly Recurring Pricing Summary.

D.  WARRANTY AND LIABILITY

1. MCI warrants that its undertakings hereunder shall be performed in a professional and workmanlike manner and that it will provide Support Services in accordance with this Agreement.

                               MCI Confidential


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[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.


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NO OTHER WARRANTIES ARE EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, ANY
WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

2. Customer warrants that it has the unrestricted right to place the Equipment at MCI's Location(s) listed in the Location and Equipment Summary for the term of this Agreement.

3. Except as otherwise set forth herein, neither Party shall be deemed negligent, at fault or liable in any respect to the other for any delay, interruption or failure in performance hereunder resulting from fire, flood, water, the elements, explosions, acts of God, war, accidents, labor disputes, strikes, shortages of equipment or suppliers, unavailability of transportation or other cause beyond the reasonable control of the Party delayed or prevented from performing.

4. Except to the extent the same is caused solely by the gross negligence or willful misconduct of MCI, its authorized agents or employees, Customer shall indemnify and hold harmless MCI, its agents, contractors and employees from and against any and all claims, liability, damage, loss, or expense (including attorney's fees) including injury or death to persons, or damages to property, both real and personal, which may arise out of: (a) the presence of Customer's unit(s) of Equipment, employees, contractors or agents on MCI's premises; (b) the installation, operation, maintenance or removal of the Customer's unit(s) of Equipment from MCI's premises; (c) any inherent defects in the Customer's unit(s) of Equipment.

5. Customer shall indemnify and hold harmless MCI, its agents, contractors and employees from and against any and all claims, liability, damage, loss, or expense (including attorney's fees) including injury or death to persons, or damages to property, both real and personal, which may arise out of the negligent or intentional acts or omissions of Customer, its agents, employees or contractors.

6. MCI shall not be liable for any damages to the Equipment for any reason, except to the extent the same is caused solely by the gross negligence or willful misconduct of MCI, its authorized agents or employees; provided, however, that in the event the Equipment while in the possession and control of MCI is either lost or so damaged as the result of MCI's gross negligence or willful misconduct, the maximum liability of MCI for said Equipment shall not exceed the replacement value of the Equipment in a dismantled state, if repairs are impracticable, or, in the event said Equipment is repairable, the costs to repair damage thereto.

7. In no event shall either Party be liable to the other for any indirect, incidental, special or consequential damages, including loss of revenue and profits, even if aware of the possibility thereof.

                               MCI Confidential

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8.  Notwithstanding anything to the contrary in this Agreement, MCI's liability to Customer for any reason and upon any cause of action or claim in contract or tort, including without limitation breach of this Agreement or any warranty hereunder, regardless of form of action, shall not exceed the lesser of direct damages proved or One (1) month's Location Management Fee.

9. THE LIMITATIONS SET FORTH IN THIS ARTICLE D APPLY TO ALL CAUSES OF ACTIONS OR CLAIMS IN THE AGGREGATE INCLUDING WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS. FURTHER, NO CAUSE OF ACTION WHICH ACCRUED MORE THAN TWO (2) YEARS PRIOR TO THE FILING OF A SUIT ALLEGING SUCH CAUSE OF ACTION MAY BE ASSERTED AGAINST MCI. CUSTOMER AND MCI EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE LIMITATIONS AND EXCLUSIONS CONTAINED HEREIN REPRESENT THE PARTIES' AGREEMENT AS TO THE ALLOCATION OF RISK BETWEEN THE PARTIES IN CONNECTION WITH MCI'S OBLIGATIONS UNDER THIS AGREEMENT. THE PAYMENTS PAYABLE TO MCI IN CONNECTION HEREWITH REFLECT THIS ALLOCATION OF RISK AND THE EXCLUSION OF CONSEQUENTIAL DAMAGES IN THIS AGREEMENT.

E.  ACCESS, TITLE AND INSURANCE

1. Customer, its agents, employees and contractors who, in MCI's discretion, do not pose a security risk to MCI personnel or property, shall be permitted access to MCI Location(s) listed in the Location and Equipment Summary, to be accompanied at all times by an MCI escort, during normal business hours for the purpose of installing, operating, maintaining, repairing or removing the unit(s) of Equipment, after giving a reasonable advance notice to MCI, provided, however, that Customer agrees to comply with MCI's security regulations and other local site operating policies and procedures while on the MCI Network Location for these express purposes. A reasonable advance notice as referenced above shall be provided as follows: (a) a minimum of no less than seven (7) calendar days notice for the purpose of installing, preparing or removing the Equipment; (b) a minimum of twenty-four (24) hours advance notice for routine preventive maintenance on the Equipment; (c) as soon as possible for the reporting of a network malfunction causing loss of service or a degraded operating condition in the Equipment.

2. The Parties agree that Customer is making the Equipment available hereunder as a bailment and that title to the Equipment will remain with Customer or Customer's lessor and that MCI shall have no right, title or interest therein, except as expressly provided in this Agreement. MCI will not impose liens, security interests or encumbrances on the Equipment.

                               MCI Confidential

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

3. The Parties agree not to move the Equipment to any other location prior to the expiration of this Agreement without the other Party's prior written consent nor to make alterations in or affix attachments to the Equipment, except that Customer may make those alterations or affix attachments to the Equipment as necessary for Customer's networking requirements, provided Customer gives MCI advance notice of no less than seven (7) days before making such changes to the Equipment, and that MCI may relocate the Equipment to another MCI Location for its convenience due to MCI's networking requirements.

4. In the event of such Equipment relocation for MCI's convenience, MCI agrees to pay all costs associated with the removal, moving, installation and demarcation of such equipment, other than any direct or indirect costs, of any kind or nature, incurred by Customer for its vendors or technicians (whether employees or independent contractors), including without limitation, travel and lodging expenses (if any) and salary or other payments for services rendered. Customer understands that during such an Equipment relocation Customer will experience a communications service outage while the Equipment is being relocated.

5. Throughout the term of this Agreement, Customer shall obtain, maintain and pay for: (i) all risk property insurance covering the Equipment; (ii) comprehensive general liability (including products and completed operations liability and broad form property damage) insurance covering the Equipment and the contractual liability of Customer under this Agreement in form and with insurers reasonably satisfactory to MCI and with a minimum limit of Two Million Dollars ($2,000,000) per occurrence for personal injury, bodily injury and property damage; (iii) Worker's Compensation with statutory benefits; (iv) Employees Liability with a minimum limit of Five Hundred Thousand Dollars ($500,000) per occurrence; and (v) automobile liability insurance with a minimum limit of One Million Dollars ($1,000,000) per occurrence for bodily injury and property damage. All insurance policies required to be maintained by Customer under this Agreement shall be with insurance companies licensed to do business in the states where the Equipment is located, reasonably satisfactory to MCI, and shall name MCI as an additional insured. Certificates of such insurance (showing payment of current premiums thereon) shall be delivered to MCI a minimum of ten (10) days prior to Equipment delivery with renewals thereof delivered to MCI a minimum of ten (10) days prior to the expiration of any such policies. Each policy shall contain an agreement by the insurer that such policy shall not be canceled without ten (10) days prior notice to MCI.

Certificates of insurance should be mailed to:

          MCI Telecommunications Corporation
          Attn:  Risk Management
          1801 Pennsylvania Avenue, N.W.
          Washington, DC 20006

                               MCI Confidential

F.  CANCELLATION FOR CAUSE

1. In addition to any other rights of termination specified herein, either Party may terminate this Agreement upon three (3) days prior written notice to the other in the event of:

       A. the other's failure to pay any amounts due hereunder and not duly contested in good faith within ten (10) days after the receipt of the terminating Party's written notice of default concerning the same; or

       B. the other's failure to cure a material breach within thirty (30) days after receipt of the terminating Party's written notice of default concerning the same.

G.  NOT A LEASE OR LICENSE

Customer understands and agrees that this Agreement is not intended to and shall not be deemed to grant Customer any property rights in any of the MCI Network Location(s) listed in the Location and Equipment Summary. In the event, however, that this Agreement is construed by an MCI landlord to be such a grant for any of the MCI Network Location(s) listed in the Location and Equipment Summary, Customer agrees to either enter into an agreement approved by MCI's landlord, or immediately remove its Equipment upon request of MCI.

H.  GENERAL

1. During the term of this Agreement, Customer shall employ MCI transmission service(s) exclusively in connection with Customer Equipment located on MCI premises except as follows: (i) local access lines; and (ii) interconnection of Customer Equipment located on MCI premises with other interexchange carriers will be permitted solely to achieve route diversity, redundancy for disaster recovery, or to accommodate Customer's need for a particular service not provided by MCI. Route diversity will be allowed for a maximum of two (2) circuits per diversely routed city pair. Customer shall have three hundred and sixty five (365) calendar days to migrate service from other interexchange carriers to MCI service once comparable service is available from MCI. In all instances where Customer believes it necessary to acquire transmission service(s) from another carrier or carriers for termination in Customer's Equipment located on MCI premises, Customer shall advise MCI in advance prior to implementing such service(s). Nothing contained in this paragraph shall be interpreted to prevent MCI from exercising any of its termination rights under this Agreement. It is further understood that MCI reserves the right to cancel this Agreement should Customer cease to interconnect the Equipment to MCI transmission service(s).

                               MCI Confidential

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

2. It is understood that this Agreement is not intended to cover the terms under which MCI provides any of its communications services to Customer.

3. This Agreement sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior discussions or representations between them with respect thereto. All amendments to this Agreement shall be in writing and signed by both Parties.

4. Neither Party may use the name, trademark, service mark or Logo of the other Party in any advertising, news releases or in any other manner without the written consent of such Party.

5. Customer may not assign this Agreement or any of its rights hereunder without written consent by MCI, which shall not be unreasonably withheld.

6. All Equipment provided for MCI by Customer hereunder for use in connection with MCI's communications services shall be deemed to be "Customer-Provided Terminal Equipment" within the meaning of MCI's Tariff.

7. The relevant rights and obligations of the parties shall survive the termination of this Agreement.

8. All notices, requests, demands or communications required or permitted hereunder shall be in writing, delivered personally or by telex, telegram, MCI Mail, or certified, registered, or express mail at the respective addresses set forth below (or at such other addresses as shall be given in writing by either Party to the other). All notices, requests, demands or communications shall be deemed effective upon personal delivery or on the calendar day following the date of the telex, telegram, or MCI Mail, or when received if sent by registered certified or express mail.

If to MCI:       MCI Telecommunications Corporation
                 201 Spear Street
                 San Francisco, California 94105
                 FAX:
                 Attn: Law and Public Policy

With a copy to:  MCI Telecommunications Corporation
                 6601 Centre Drive West
                 Suite 200
                 Los Angeles, California 90045
                 FAX:
                 Attn: Branch Sales Manager

                               MCI Confidential

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If to Customer:  Concentric Network Corporation
                 10590 N. Tantau Avenue
                 Cupertino, California 95014
                 FAX:  (408) 342-2810
                 Attn: Chief Financial Officer

9. This Agreement shall be governed and interpreted in accordance with the domestic laws of the State of New York. Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration in accordance with the J.A.M.S./ENDISPUTE Arbitration Rules and Procedures ("Endispute Rules"), as amended by this Agreement. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case. The parties agree that his provision and the arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

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

ACCEPTED AND AGREED TO:

CONCENTRIC NETWORK                        MCI TELECOMMUNICATIONS
CORPORATION                               CORPORATION


By:   /s/ John Peters                     By:   /s/ Edward W. Smith
      ---------------------                     -----------------------

Name:     JOHN PETERS                     Name:     EDWARD W. SMITH
      ---------------------                     -----------------------

Title:    EVP                             Title:    EXECUTIVE DIRECTOR/
      --------------------                          CONTROLLER, FINANCE
                                                -----------------------
Date:    3/31/97                          Date:     04/24/97
      --------------------                      -----------------------

                               MCI Confidential

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                                   EXHIBIT A
                         LOCATION AND EQUIPMENT SUMMARY


                                     [*]





[*] Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. A total of 30 pages containing such information has been omitted from this exhibit. Confidential treatment has been requested with respect to the omitted portions.

                                                                     Page 1 of 3
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                                   EXHIBIT B
                               STATEMENT OF WORK

MCI RESPONSIBILITIES:

Furnish and install, as part of the Site Preparation, such equipment rack(s), signal cabling, demarcation panel(s). AC power and DC power as requested by the Customer to support the installation of the Equipment at the MCI Network Location(s) specified in Exhibit A.

Upon completion of Site Preparation, perform testing as MCI deems appropriate to verify proper operation of MCI provided signal cabling, associated demarcation panel(s) and AC power and DC power at the MCI Network Location(s) specified in Exhibit A.

Provide a central telephone number of the MCI Network Management Center (MNMC) to be used by Customer to report all troubles, schedule routine maintenance visits, request First Level Maintenance and to request MCI technical support, should the MCI Network Location be unmanned at time of Customer's request.

MCI will perform "First Level Maintenance" on the Equipment only at the direction of Customer or its designated vendor at the MCI Network Location(s) specified in Exhibit A.

MCI performed "First Level Maintenance" on the Equipment is defined as follows:

     a. At the direction of the Customer or its designated vendor report any visual or audio alarms on the Equipment at the MCI Network Location(s) specified in Exhibit A.

     b. At the direction of the Customer or its designated vendor, rebooting and/or restarting the Equipment at the MCI Network Location(s) specified in Exhibit A by pressing of readily accessible buttons or switches.

     c. At the direction of the Customer or its designated vendor, replace Equipment modules and/or cards with on site Customer provided spare modules and/or cards at the MCI Network Location(s) specified in Exhibit A.

Order, maintain and provide routine and emergency maintenance on MCI services up to the designated MCI demarcation point located in the Equipment at the MCI Network Location(s) specified in Exhibit A.

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                                                                     Page 2 of 3
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                                   EXHIBIT B
                               STATEMENT OF WORK


MCI RESPONSIBILITIES: (CONTINUED)

Provide the necessary facilities to provide Customer with the proper transmission quality as stated in the MCI Tariff and/or other agreements by and between the Parties at the MCI Network Location(s) specified in Exhibit A.


CUSTOMER RESPONSIBILITIES:

Properly stage all Equipment prior to shipment to the MCI Network Location(s) specified in Exhibit A.

Arrange for inside delivery of Equipment with all labor, tools, and test equipment necessary to completely install and test the Equipment at the MCI Network Location(s) specified in Exhibit A.

Provide MCI with one (1) week prior notice of Equipment delivery at the MCI Network Location(s) specified in Exhibit A.

Install, cable, power up, and test Equipment during such hours as determined by the Site Manager of the MCI Network Location(s) specified in Exhibit A to determine proper operating performance before the acceptance of MCI transmission services at the MCI provided demarcation in the Equipment and ensure that the Equipment provides the proper transmission quality to MCI.

Provide overall network management and monitoring of the Equipment at the MCI Network Location(s) specified in Exhibit A.

Report all troubles, schedule routine maintenance visits, request First Level Maintenance and request MCI technical support, should the MCI Network Location be unmanned at time of Customer's request, through the MCI Network Management Center (MNMC) for the Equipment at the MCI Network Location(s) specified in Exhibit A.

Provide routine preventive and emergency maintenance for the Equipment at the MCI Network Location(s) specified in Exhibit A.

Retain spares as Customer or its designated vendor deem necessary within the Equipment at the MCI Network Location(s) specified in Exhibit A.

                               MCI Confidential

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                                                                     Page 3 of 3
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                                   EXHIBIT B
                               STATEMENT OF WORK


CUSTOMER RESPONSIBILITIES: (CONTINUED)

Maintain an accurate accounting of Equipment installed and spares at the MCI Network Location(s) specified in Exhibit A.

Provide a receipt to MCI for all spares or Equipment removed from any of the MCI Network Location(s) specified in Exhibit A.

Provide an accurate accounting all circuits installed to the Equipment at the MCI Network Location(s) specified in Exhibit A. including circuit type, city pairs and signaling levels for each circuit installed.

Provide MCI with a Customer contact list including names, home and office phone numbers and pager numbers of key contacts and designated vendor(s) for the routine maintenance and emergency repair of the Equipment at the MCI Network Location(s) specified in Exhibit A.

Make necessary arrangements to work cooperatively with MCI in the isolation of troubles, including but not limited to, the provisioning of loopbacks and cooperative bit error rate testing at the Equipment at the MCI Network Location(s) specified in Exhibit A.

Customer or its designated vendor shall not rearrange, disconnect, relocate, remove, modify or attempt to repair the signal cabling, demarcation panel(s), AC power and DC power provided by MCI, or permit others to do so, without prior approval of MCI at the MCI Network Location(s) specified in Exhibit A.

If MCI or Customer detects any noise or interference above the thresholds or limits for EMI/RFI that are established by the FCC by the Equipment placed at the MCI Network Location(s) specified in Exhibit A, then it will be Customer's responsibility to correct that interference to MCI's satisfaction immediately upon notification or detection.

Bear all costs associated with third party vendor efforts in disaster recovery of the Equipment at the MCI Network Location(s) specified in Exhibit A.

Provide MCI with any necessary agency authorization as may be required for MCI to fulfill its obligations under this Support Services Agreement and the Exhibits attached hereto and made a part hereof this Agreement.

                               MCI Confidential

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                                   EXHIBIT C
              NON-RECURRING AND MONTHLY RECURRING PRICING SUMMARY

                  PREPARED FOR CONCENTRIC NETWORK CORPORATION



                                      [*]




                               MCI Confidential

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[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. A total of 13 pages containing such information has been omitted from this exhibit. Confidential treatment has been requested with respect to the omitted portions.



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